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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement for the Interspeed, Inc. 1999 Employee Stock Purchase Plan, on Form S-8, of our report dated October 21, 1999, appearing in the Annual Report on Form 10-K of Interspeed, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 29, 1999